Exhibit 99.1

LLEX:NASDAQ

LILIS ENERGY RETAINS BDO AS NEW CORPORATE AUDITOR

SAN ANTONIO, TEXAS – April 14, 2017 – Lilis Energy, Inc. (NASDAQ: LLEX) (“Lilis”) today announced it has appointed the accounting and consulting firm BDO USA, LLP, the world's fifth largest international accounting and consulting organization, to act as its new independent registered public accountant, effective April 13, 2017, replacing Marcum LLP.

Joe Daches, CFO of Lilis Energy said: “We chose BDO for its strong reputation and expertise within the oil and gas industry. Furthermore, we believe BDO has the size and capabilities necessary to support our projected growth. We look forward to working with BDO.”

About Lilis Energy, Inc.

Lilis Energy, Inc. is a San Antonio-based independent oil and gas exploration and production company that operates in the Permian’s Delaware Basin, considered amongst the leading resource plays in North America. Lilis Energy’s primary business objective is to increase its Delaware Basin leasehold position, reserves, production and cash flows at attractive rates of return on invested capital in order to enhance shareholder value. For more information, please contact CORE IR: (516) 222-2560 or visit www.lilisenergy.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to our ability to replicate the results described in this release for future wells; the ability to finance our continued exploration, drilling operations and working capital needs, all the other uncertainties, costs and risks involved in exploration and development activities; and the other risks identified in the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission (the “SEC”). Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Contact:

Investor Relations

Core IR

David Boral

Managing Director

516 222 2560

Media Relations

Wobbe Ploegsma

V.P. Investor Relations & Capital Markets

210-999-5400 ext. 31